Exhibit 10.1

SETTLEMENT agreement

This Settlement Agreement (this “Agreement”) dated as of October 21, 2016 (the “Effective Date”) is made by and between by Net Element Inc., a Delaware corporation (the “Guarantor”), and Maglenta Enterprises Inc., a company incorporated and existing in the Republic of Seychelles (“Maglenta”) and Champfremont Holding Ltd., a company incorporated and existing in the Republic of Seychelles (“Champfremont” together with Maglenta are collectively, the “Sellers”) (the “Sellers” and Guarantor are, collectively, the “Parties”).

WHEREAS, the Sellers entered into that certain Acquisition Agreement, dated as of May 20, 2015 (the “Acquisition Agreement”), with ТOT Group Russia LLC, a limited liability company organized and existing under the laws of the Russian Federation and TOT Group Europe Ltd., a company organized and existing under the laws of England and Wales (each individually, a “Purchaser” and, collectively, the "Purchasers"), and certain "Target Companies" (as defined in the Acquisition Agreement), pursuant to which the Purchasers agreed to purchase from the Sellers and the Sellers agreed to sell to the Purchasers, subject to certain terms and conditions, 100% of the issued and outstanding ownership interests of each of the Target Companies. Capitalized terms not otherwise defined in the body of this Agreement shall have the meanings ascribed to such terms in the Acquisition Agreement; and

WHEREAS, the pursuant to Section 2.8 of the Acquisition Agreement, Purchasers had an obligation to pay Sellers the Difference with respect to the Consideration Shares issued for the first Installment; and

WHEREAS, pursuant to that certain Guaranty between Sellers and Guarantor referenced in Section 5.1.4 of the Acquisition Agreement (the “Guaranty”) should Purchasers fail to pay the Difference, Guarantor had an obligation to pay same; and

WHEREAS, the Purchasers failed to pay the Difference and Guarantor has agreed to pay the Difference in installments rather than in one payment and Sellers have agreed to accept same as further provided herein.

NOW THEREFORE, based upon the foregoing and in consideration of the mutual promises contained herein, the Parties agree as follows:

1.	Difference Calculation.

The Parties agree that the Difference due to Sellers with respect to the Consideration Shares for the first Installment is Two Million Two Hundred and Eighty Eight Thousand Six Hundred and Sixty Seven ($2,288,667) Dollars. The Parties also agree that such sum has been accumulating interest at a rate of ten (10%) percent per annum since it was due on May 20, 2016 and any outstanding principal of the Difference will accumulate interest at a rate of ten (10%) percent per annum until paid in full. Sellers’ counsel, Reznick Law, PLLC is authorised to receive for and on behalf of the Sellers any and all payments under this Agreement. The receipt of funds by Sellers’ counsel, Reznick Law, PLLC shall be a complete discharge to Guarantor, each Purchaser and their respective affiliates, employees, officers, directors, agents, successors and assigns, who shall not be obliged to enquire as to the distribution of such funds.

2.	Payment by Guarantor.

a. Guarantor has prior to the Effective Date wired Four Hundred Thousand ($400,000) Dollars to the trust account of Sellers’ counsel, Reznick Law, PLLC, (being the account designated by the Sellers) to be held by Reznick Law, PLLC solely for the benefit of Guarantor. Guarantor hereby directs Reznick Law, PLLC to release same as a partial payment of the Difference under this Agreement. Such sum shall be first applied to pay any past due and accumulated interest and the remainder shall be applied to reduce the Difference principal due.

b. On the three week anniversary of the Effective Date (“First Pay Date”) Guarantor shall wire Fifty Thousand ($50,000) Dollars to the below Sellers’ counsel trust account, Reznick Law, PLLC as a further partial payment of the principal of the Difference:

PAY TO:	First Republic Bank
111 Pine Street
San Francisco, CA 94111

CLIENT ACCOUNT NAME:	Reznick Law, PLLC
CLIENT ACCOUNT NUMBER:	80003341559
ABA	321081669
REFERENCE:	Maglenta/ Champfremont

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c. On each of the one month anniversaries of the First Pay Date for three months the Guarantor shall pay the Sellers Fifty Thousand ($50,000) Dollars, to be applied to reduce the principal of the Difference, for a total of One Hundred and Fifty Thousand ($150,000) Dollars.

d. Notwithstanding the above payments, on each three month anniversary of the Effective Date, Guarantor shall pay Sellers all interest that has accumulated and has not been paid with respect to the Difference.

e. On Monday, May 22, 2017 the balance of the Difference together with any and all interest due thereon shall be due and paid by Guarantor to Sellers TIME BEING OF THE ESSENCE.

f. If any payment, other than the final payment on May 22, 2017 which is due on such date, is past due for more than five (5) business days, among other remedies available to the Sellers in law and equity, the Sellers may declare the entire unpaid amount of principal of the Difference and accrued but unpaid interest thereon under this Agreement to be immediately due and payable. The Sellers may also at the expiration of the said five (5) business day period file the Confession of Judgement, attached hereto and made a part hereof as Exhibit A (the “Confession”) with a court of competent jurisdiction. In furtherance of the provisions of this Section 2.f., Guarantor irrevocably appoints the Sellers, as its agent and attorney-in-fact (with full power of substitution) to fill in the blanks in the Confession and to insert the actual undisputed unpaid amount of principal of the Difference and accrued but unpaid interest thereon, and take all actions necessary or desirable to effectuate the filing of same with a court of competent jurisdiction and in order to collect on such debt.

g. Guarantor shall have the right to prepay the indebtedness evidenced by this Agreement, in whole, without penalty at any time upon no less than five (5) business days prior written notice to Sellers.

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h. Any payment made by the Guarantor hereunder shall be allocated between the Sellers in the following manner: 90% to Maglenta and 10% to Champfremont. Notwithstanding the foregoing, Guarantor’s payment obligations to the Sellers with respect to the first Installment and the Difference shall be deemed fully satisfied once the full amount of each required payment has been made pursuant to terms referenced herein.

i. For clarity, a spreadsheet is attached as Exhibit B showing amounts and timing for payments assuming timely payment of all amounts due hereunder.

j. Guarantor hereby agrees to pay any and all reasonable attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Sellers may incur or pay out by reason of, or in connection with, and incidental to, the enforcement of this Agreement in the event of a default by Guarantor.

h. At any time there remains a balance due with respect to the Difference hereunder, Sellers may convert (“Conversion”) such outstanding principal and interest, or any part thereof, into such number of fully paid and non-assessable restricted shares (issuable subject to applicable exemption from registration under the federal and state securities laws and subject to piggy-back registration rights if Guarantor files after the Effective Date any registration statements on Form S-1 or Form S-3 (in each case subject to applicable limitations in such forms)) of Common Stock of Guarantor as determined in accordance with the following formula, rounded down to the nearest whole share:

Balance of interest and principal due under this Agreement

PPS

where “PPS” equals the consolidated closing bid price for the Common Stock of Guarantor on the Principal Market as reported by the Principal Market per share on the day immediately preceding the day of Conversion. “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Guarantor’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTC Bulletin Board or either of the OTCQB marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

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Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, the total number of shares of Common Stock of Guarantor that may be issued under this Agreement, shall be limited to 3,011,108 shares of Common Stock of Guarantor (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction. The foregoing limitation shall not apply if such stockholder approval has not been obtained. Notwithstanding the foregoing, Guarantor shall not be required or permitted to issue any shares of Guarantor’s Common Stock if such issuance would violate the rules or regulations of the Principal Market.

3.	Representations and Warranties.

The Parties represent and warrant that each party has all the requisite legal rights and authority necessary to enter into and execute this Agreement and to legally bind the Parties to the terms and conditions set forth herein.

4.	Notices.

All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement shall be in writing and shall be deemed to have been duly delivered or given upon (i) the delivery thereof, if delivered personally or sent by facsimile, e-mail or (ii) the mailing thereof if sent by overnight courier, such as FedEx or

DHL:

If to Guarantor:

Net Element, Inc.
3363 NE 163rd Street, Suite 705
North Miami Beach, Florida 33160
Attention: Chief Legal Officer
E-mail: swolberg@netelement.com

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If to Sellers:

Maglenta Enterprises Inc. & Champfremont Holding Ltd.
c/o Reznick Law, PLLC
900 Third Avenue, 17th floor
New York, NY 10022

With a copy to:
REZNICK LAW, PLLC
900 Third Avenue, 17th Floor
New York, NY 10022
Attention: Felix Reznick
E-mail: freznick@reznicklaw.com

5.	Miscellaneous.

This Agreement memorializes the entire agreement between the Parties on the matters enumerated herein only and expressly supersedes any prior or contemporaneous understandings, representations, or drafts, oral or written, concerning this subject matter that may exist or may have existed.

The Parties represent that they have relied exclusively on the promises and representations set forth in this Agreement and upon no other promises or representations in determining to execute this Agreement. The Parties further agree that this Agreement shall not subsequently be modified except by written instrument signed by the Parties or their authorized representatives or attorneys.

This Agreement shall be governed by the laws of the State of New York without reference to the principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address as set forth in the preamble hereinabove.

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This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision. This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the party to be charged therewith.

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed via facsimile with an original signature thereafter furnished, provided however that neither party may avoid any obligation hereunder by failing to provide such original signature.

[No Further Text]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.

SELLERS:

MAGLENTA ENTERPRISES INC.

By:	/s/ Evaline Sophie Joubert
Name: Evaline Sophie Joubert
Title: Director

CHAMPFREMONT HOLDING LTD.

By:	/s/ Nicos Hadjinicolaou
Name: Nicos Hadjinicolaou
Title: Director

GUARANTOR:

NET ELEMENT, INC.

By:	/s/ Steven Wolberg
Name: Steven Wolberg
Title: Chief Legal Officer

ACCEPTED AND AGREED TO BY PURCHASERS:

TOT Group Russia LLC

By:	/s/ Konstantin Leonidovich Zaripov
Name: Konstantin Leonidovich Zaripov
Title: General Director

TOT Group Europe Ltd.

By:	/s/ Konstantin Zaripov
Name: Konstantin Zaripov
Title: Company Director

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EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

____________________________________________X

Maglenta Enterprises Inc., and Champfremont Holding Ltd.

Plaintiffs,

Index No.

-against-
AFFIDAVIT OF
CONFESSION OF
JUDGMENT
Net Element Inc.

Defendant.

____________________________________________X

STATE OF NEW YORK)

:ss.:

COUNTY OF NEW YORK)

____________________, being duly sworn, deposes and says that deponent is the principal and authorized signatory of the Defendant corporation herein.

The Defendant hereby confesses judgment herein and authorizes entry thereof against Defendant in the sum of $___________________ and together payments of interest due less any payments made to the date of entry pursuant to that certain Settlement Agreement between Plaintiffs and Defendant dated October __, 2016, in the County of New York, State of New York.

Defendant, Net Element Inc. is a Delaware corporation with an address at 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160.

This confession of judgment is for a debt justly due or to become due to the Plaintiffs arising from the following facts:

Defendant is indebted to the Plaintiffs in the sum of _____________________ (which includes past due interest and principal) plus interest at the rate of ten per cent (10%) per annum per that certain Settlement Agreement between Plaintiffs and dated October __, 2016, in the County of New York, State of New York. less any payment made to date of entry.

NET ELEMENT, INC.

By:
Name:
Title:

Sworn before me this

_____ day of October, 2016

______________________

Notary Public

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EXHIBIT B

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calcualtion of payments by NETE

Principal amount	2,288,667	to insert the right amount due
Interest per month	0.83%
interest per day	0.02778%

	June	July	Aug	sep	Oct 1-20, 2016	Oct 21, 2016	Oct 21-31,2016	Nov 1-10, 2016	Nov 11, 2016

Principal repayment						311,406			50,000
remaining principal	2,288,667	2,288,667	2,288,667	2,288,667	2,288,667	1,977,261			1,927,261
interest on remaining principal	19,072	19,072	19,072	19,072	12,305		5,315	5,492
interest payments						88,594
total payment due						400,000			50,000

	Nov 11-30, 2016	Dec 1-10, 2016	Dec 11, 2016	Dec 11-31, 2016	Jan 1-10, 2017	Jan 11, 2017	Jan 11-20, 2017	Jan 21, 2017	Jan 21-31,02017

Principal repayment			50,000			50,000
remaining principal			1,877,261			1,827,261
interest on remaining principal	10,707	5,181		10597	5,046		4,912		5,403
interest payments								47,251
total payment due			50,000			50,000		47,251

	Feb 1-10, 2017	Feb 11, 2017	Feb 11-28, 2017	Mar 2017	Apr 1-20, 2017	Apr 21, 2017	Apr 21-31, 2017	May 20, 2017	TOTAL

Principal repayment		50,000						1,777,261	2,288,667
remaining principal		1,777,261						1,777,261
interest on remaining principal	5,438		9,521	14,811	9,874		4,937	9,874
interest payments						45,047		14,811	195,702
total payment due		50,000				45,047		1,792,071	2,484,369

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